Exhibit 99.1

ChineseInvestors.com, Inc. Announces its New Subsidiary Chinesehempoil.com, Inc. and the Launch of its First Premium Hemp Health Product Line “OptHemp”

SAN GABRIEL, CA (May 24, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces that Chinesehempoil.com Inc., established last month as a wholly owned subsidiary of CIIX, will officially launch its own premium hemp health product line “OptHemp,”which will include the Company’s first private label product, OptHemp Ultra Premium Hemp Oil.

The OptHemp products will be available at www.ChineseHempOil.com, the Company’s official bi-lingual site. CIIX will use multiple sales channels to implement its sales plan including online sales, retail sales and direct marketing. As part of its plan, CIIX is close to completing construction on its first retail store, which will be among the first retail stores to offer premium hemp-based products along with other health products in San Gabriel, CA. The Company is expected to open the retail store this June in an optimal location within one of the city’s premier Chinese consumer districts.

“I am very pleased to announce the launch of our first premium OptHemp product,” says Warren Wang, founder and CEO of CIIX. “Hemp oil is believed to have positive balancing effects on the mind and body of persons using them.”

OptHemp Ultra Premium Hemp Oil, the line’s base level product, is extracted and purified with raw materials from 100% organic farms in Colorado using a supercritical CO2 extraction technology. OptHemp products are GMO-free, making them attractive to consumers concerned about product source and purity.

“We believe that the desire for better quality of life in the Chinese community, coupled with fact that the aging population continues to grow, will lead to continued growth in the alternative health sector and increased demand for natural hemp-based health products,” says Wang. CIIX is confident that its OptHemp product line will lay a solid foundation for the Company’s entrance into the legal hemp industry and the alternative health sector.”

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail and online sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

Subscribe and watch our video commentaries: https://www.youtube.com/user/Chinesefncom

Follow us on Twitter for real-time Company updates: https://twitter.com/ChineseFNEnglsh

Like us on Facebook to receive live feeds: https://www.facebook.com/Chinesefncom

Add us on WeChat: Chinesefn or download iPhone iOS App: Chinesefn.

1

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

2